                              -------------------


                                COMMERCIAL LEASE


                                     Between

                          CLOCKTOWER ENTERPRISES, INC.
                                   (Landlord)

                                       And

                     QUAKER FABRIC CORPORATION OF FALL RIVER
                                    (Tenant)



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1.   REFERENCE DATA, EXHIBITS

     1.1 Reference Data: Each reference in this lease to any of the following subjects shall be construed to incorporate the data stated for that subject:

     LANDLORD: Clocktower Enterprises, Inc. a Massachusetts corporation.

     LANDLORD'S ADDRESS: c/o Hamlen & Co., Inc.
                         54 Canal Street, Suite 310
                         Boston, MA 02114

     TENANT: Quaker Fabric Corporation of Fall River

     TENANT'S ADDRESS: 941 Grinnell Street, Fall River, MA 02722

     TENANT'S USES: Yarn manufacturing and warehousing.

     THE PROPERTY: The land with existing building thereon known and numbered as 54 Graham Road, Fall River, Massachusetts.

     THE BUILDING: The existing building on the Property.

     THE LOT: The land of the Property.

     TENANT'S SPACE: The Building.

     THE PREMISES: Tenant's Space and a portion of the Lot, as specified in Exhibit A.

     RENTABLE AREA OF TENANT'S SPACE: 52,000 square feet.

     TOTAL RENTABLE AREA OF THE BUILDING: 52,000 square feet.

     TERM: Commencing August 1, 1997 and ending July 31, 2002, subject to the provisions of Section 2.2 hereof.

     FIXED RENT: Fixed Rent per annum shall be equal to the amount computed by multiplying With respect to the Rentable Area of Tenant's Space

     following periods:                    times:
     -----------------                     -----
     August 1, 1997 - July 31, 1998        $3.25
     August 1, 1998 - July 31, 1999        $3.35
     August 1, 1999 - July 31, 2000        $3.45

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


     August 1, 2000 - July 31, 2001        $3.55
     August 1, 2001 - July 31, 2002        $3.65
     August 1, 2002 - July 31, 2003        $4.10*    ) or Fair Rental Value,
     August 1, 2003 - July 31, 2004        $4.10*    ) as determined per
     August 1, 2004 - July 31, 2005        $4.40**   ) Exhibit 1.1, whichever
     August 1, 2005 - July 31, 2006        $4.40**   ) is greater

     * Only if First Extension Option is exercised pursuant to Section 2.2. ** Only if Second Extension Option is exercised pursuant to Section 2.2

     INSURANCE AMOUNTS:

        Bodily Injury:   $1,000,000 per person and $2,000,000 per occurrence.
        Property Damage: $ 2,500,000

     ESTIMATED OCCUPANCY DATE: August 1, 1997

     1.2 Exhibits: The Exhibits attached to this lease are incorporated as a part of this lease. Each party agrees to perform all obligations stated therein to be performed by such party.

     1.3 Nature of Lease: Notwithstanding anything else herein contained to the contrary, Landlord and Tenant acknowledge that this is intended to be a so-called "net" lease such that Landlord shall not be obligated, unless the provisions hereof expressly so require, to bear any expense necessary or appropriate in connection with the ownership, repair, operation or maintenance of the Property except only (i) any interest and amortization on mortgages encumbering the fee title at any time and (ii) any estate, inheritance, income or other personal taxes of Landlord.

2.   LEASE, TERM, FIXED RENT, EXPANSION OF PREMISES

     2.1 Landlord hereby leases to Tenant and Tenant hires from Landlord the Premises.

     2.2 Term: TO HAVE AND TO HOLD for a period beginning on the first day of the Term, and continuing for the Term, unless sooner terminated as hereinafter provided. So long as this lease is in full force and effect without default by Tenant beyond the applicable grace period, Tenant may extend the Term for two
(2) periods of two (2) years each by written notice to Landlord given no sooner than twelve (12) months and no later than six (6) months prior to the commencement of the applicable extension period. The term of the First Extension Period shall be from August 1, 2002, through July 31, 2004. The term of the Second Extension Period shall be from August 1, 2004 through July 31, 2006. All terms and provisions of this lease shall remain in effect throughout such extension period, except that Tenant shall be entitled to no further extension of the Term.

     2.3 Rent: YIELDING AND PAYING for the Term, the Fixed Rent in equal monthly

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installments equal to 1/12 of the Fixed Rent for each full calendar month, and a proportionate part thereof for any part of a month, payable in advance on the first day of each month at the office of Landlord, and Additional Rent as hereinafter specified. Payments shall be made to Landlord at Landlord's address. All checks shall be made payable to Landlord or order.

     2.4 Right of First Refusal to Rent Additional Space. During the term of this Lease and any renewal or extension thereof, and provided that Tenant is not in default or breach of any of the terms of this Lease, Tenant shall have a right of first refusal to rent any additional building space on the Property as hereinafter provided. If Landlord intends to construct and lease additional building space on the Property, then Landlord shall notify Tenant of such intention. If Landlord and Tenant are unable to agree on terms for the lease of such additional building space within forty-five (45) days after receipt by Tenant of such notice, then this right of first refusal shall terminate and Landlord shall thereafter be free to lease such additional building space to any person.

     2.5 Expansion of Premises. Provided that Tenant is not in default hereunder beyond the expiration of any applicable notice, grace or cure period, Landlord agrees to use reasonable efforts to expand the Premises upon written request of Tenant on the terms set forth in this Section 2.5. The expansion option set forth herein is conditioned upon Landlord's ability to obtain financing at commercially reasonable rates and the obtaining of all governmental permits required for the expansion and the negotiation of mutually agreeable amendments to the provision of this lease with respect to the Premises to be leased, the Term of the Lease and the Fixed Rent payable under the Lease. If the parties are unable to reach such agreement within forty-five (45) days after receipt of Tenant's written notice of request for expansion, Tenant's right to expand hereunder shall be deemed terminated and of no further force or effect.

3.   CONSTRUCTION AND OCCUPANCY

     3.1 Installation of Fixtures and Additions and Improvements by Tenant:
Landlord agrees to permit Tenant, pursuant to plans and specifications approved by Landlord, to make additions and improvements and install fixtures after the Tenant takes Occupancy of the Building. All such work shall be at Tenant's sole risk and liability. Landlord has approved certain work to be performed by Tenant as set forth on Exhibit B.

     3.2 Repairs, Fixtures and Improvements: All repairs, alterations, additions and restoration by Tenant or Landlord hereafter required or permitted shall be done in good and workmanlike manner, including satisfactory materials, and in compliance with all applicable laws and lawful ordinances, bylaws, regulations and orders of governmental authority, and requirements of the insurers of the Property and of any mortgagee. All improvements, alterations, and additions to the building and fixtures and equipment appurtenant to it made or installed at any time by either Landlord or Tenant shall be part of the Building, except that signs, machinery, and equipment which are installed by Tenant and used solely in the conduct of Tenant's business, and any items which Landlord has agreed prior to installation by Tenant to be removable by Tenant, such as movable office partitions and special air conditioning, shall not

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


become part of the Building. Each party doing any construction or other work agrees to pay for such work and discharge promptly any liens arising therefrom.

4.   ADDITIONAL RENT: TAX EXPENSES, OPERATING EXPENSES, REPAIRS.

     4.1 Additional Rent: Tenant's Additional Rent shall mean payments on account of real estate taxes and assessments as provided in Section 4.2 and of Operating Expenses for the Property (as defined in Section 4.3).

     4.2 Tax Expenses: On or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section, Tenant shall pay to Landlord, as additional rent, Landlord's Tax Expenses Allocable to the Premises, prorated in the case of any fraction of a Tax Year falling within the Term.

     Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by representative of Landlord. The statement shall show, for the year or fraction thereof, as the case may be, Real Estate Taxes on the Building and Lot, abatement receipts, Landlord's Tax Expenses Allocable to the Premises, the calculation of the Tax Base, and the amount payable by Tenant. Credit shall be given Tenant for any amounts paid under the following paragraph.

     In addition, commencing with the first day of the first month following the delivery to Tenant of each statement referred to above and on the first day of each month thereafter Tenant shall pay to Landlord, on account toward Tenant's share of tax expenses anticipated for the then current year, one-twelfth of the total annualized amount which Tenant was required to pay to Landlord with respect to the tax period as shown on the most recent statement of tax expenses delivered to Tenant.

     Terms used herein are defined as follows:

     (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

     (ii) "Landlord's Tax Expenses Allocable to the Premises" means 100% of Landlord's Tax Expenses.

     (iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Property with respect to that Tax Year, reduced by abatement receipts with respect to that Tax Year.

     (iv) "Real estate taxes" means all taxes and special assessments of every kind and

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nature assessed by any governmental authority on the Lot or the building or the
Property which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building, and the Property (including without limitation the excise prescribed by Massachusetts General Laws Chapter 121A, Section 10 and amounts in excess thereof paid to the City of Fall River pursuant to any agreement between Landlord and said municipality) and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any party of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Lot, Building or Property were the only property of Landlord.

     4.3 Operating Expenses: The "Operating Expenses for the Property" means the cost of operation of the Property, which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance, carried with respect to the Property (including without limitation insurance against loss of rent, additional rent, and other expenses paid or reimbursed by tenants of the Property in case of fire or casualty); compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building or Lot; steam, water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants); a management company fee equal to $500 per month; cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guaranties); costs of snow removal and care of landscaping; payments under service contracts with independent contractors; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and Lot and properly chargeable against income.

     4.4 Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as Additional Rent in this lease shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notified Tenant of the amount payable or on the tenth day after the giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such Additional Rent. Fixed and Additional Rent shall be paid by Tenant to landlord without offset or deduction.

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5.   INSURANCE

     5.1 Liability Insurance: During the Term, Tenant shall maintain with respect to the Premises, comprehensive liability insurance (including Bodily Injury and Property Damage insurance) with limits at least as high as the amount respectively stated therefor under Section 1 of this lease, or such higher limits as a mortgagee may from time to time reasonably require.

     5.2 Named Insured: All insurance carried by Tenant as hereinabove required shall include provisions designating Landlord, Tenant and any mortgagee each as one of the named insured, and shall otherwise include terms and conditions reasonably acceptable to Landlord and such mortgagee. Each party, notwithstanding any provisions of this lease to the contrary, waives any rights of recovery against the other for loss or injury against which the waiving party is protected by insurance, so long as the applicable policy is not thereby prejudiced and the other party pays any resulting excess premium, reserving, however, any rights with respect to any excess of loss or injury over the amount covered by the insurance. No deductible in excess of $10,000 shall be permitted on any insurance without the express written consent in advance of Landlord and any mortgagee, and if consented to, Tenant hereby agrees to indemnify and hold harmless Landlord and the mortgagee to the full extent of any deductible and to the extent of any additional amount not covered by insurance.

6.   ADDITIONAL COVENANTS OF TENANT

     Tenant agrees during the Term and such time as Tenant occupies any part of the Premises:

     6.1 To pay when due the Fixed and Additional Rent, and all charges by public authority or utility for water, gas, oil, electricity (including without limitation gas, oil and electricity used to produce heat and air conditioning), telephone, sewer and other services rendered to the Premises and service inspections made therefor, whether called charge, tax assessment, fee or otherwise.

     6.2 To keep the Premises neat and clean and in the same order and repair as they are in on the commencement of the Term or may be put in during the Term, reasonable wear and tear and damage by fire and casualty only excepted. Tenant's obligation hereunder includes the making of all repairs as needed, including without limitation interior repainting, replacement of glass injured or broken, keeping exterior windows and doors watertight, and keeping all plumbing, lighting, heating, air conditioning, sprinkler and other utility systems servicing the Premises (wherever located) in good operating condition. In the event capital expenditures (i.e. expenditures not properly chargeable against income or reimbursed from contractors under guaranties) are required to replace structural elements of the Building, Landlord shall bear the full cost thereof.

     6.3 Not to permit in the Premises any auction sale, or the emission from the Premises

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of any odor, or activity which is in violation of applicable laws or ordinances, or liable to invalidate the insurance premiums or liable to make necessary any alteration or addition to the Property.

     6.4 Not, without on each occasion first obtaining Landlord's approval, to erect any signs on the Premises, or to make any alterations or additions.

     6.5 Not to overload or deface the Premises nor permit any use contrary to law, or lawful ordinance, by-law, regulation or order of public authority, whether with respect to safety appliances or to alterations, repairs, or additions required as a condition for continuance of use, or otherwise.

     6.6 Tenant will be responsible for all costs, if any, and compliance with the Americans With Disabilities Act and agrees to indemnify Landlord against any and all costs, expenses, and liabilities arising out of any failure to comply with such Act.

     6.7 To use the Premises only for the Tenant's Uses, and for such other uses as are specifically permitted in writing by Landlord, and to procure any licenses and permits from time to time required therefor.

     6.8 To assume exclusive control of the Premises, and to defend, indemnity and save Landlord harmless from any liability for injury, loss, claim, or damage to or of any person or property while on the Premises unless arising from any omission, fault, negligence or other misconduct of Landlord; and to defend, indemnify and save Landlord harmless from all injury, loss, claim or damage to or of any person or property anywhere occasioned by any omission, fault, negligence or other misconduct of Tenant; and to keep all Tenant's employees and contractors on the premises covered by Worker's Compensation insurance (including the right to self insure in compliance with Worker's Compensation requirements).

     6.9 That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant, and of all persons claiming by, through or under Tenant, which during the continuance of this lease or any occupancy of the Premises, may be on the Premises, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage, or liability to the extent prohibited by law.

     6.10 To pay on demand Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this lease after Tenant's failure to perform any such obligation, or in curing any default by Tenant under this lease, and to reimburse Landlord promptly on demand for all reasonable expenses, including attorney's fees, incurred by Landlord in connection with all requests by tenant for consent or approval hereunder.


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     6.11 To permit Landlord and others designated by Landlord (including without limitation prospective purchasers, lenders and tenants) to examine the Premises at reasonable times, subject to Tenant's reasonable security regulations and business convenience, and, during the year prior to expiration of the Term, to permit Landlord to keep affixed in suitable places without obstruction of Tenant's signs or displays, notices for letting; and

     6.12 At the expiration of the Term or earlier termination of this lease, promptly and peaceably to yield up, broom clean and neat, the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the building, in the same good order and repair as the same are in at the commencement of the term or shall be put in during the Term, reasonable wear and tear excepted, provided however that in the event of fire, casualty or taking, Tenant's obligations in this regard shall be as provided in Section 8. Tenant agrees thereupon to remove Tenant's signs, goods and effects, and machinery, fixtures and equipment used solely in the conduct of Tenant's business (and at the request of Landlord, any alterations or additions not approved by landlord under this Section 6) and to repair any damage caused by the removal and to restore the Premises to their former condition. Such removal, repair and restoration shall be completed by the expiration of the Term, or within thirty days of any earlier termination of this lease.

     6.13 Tenant covenants and agrees that the Tenant shall not cause or permit any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Property (collectively, "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason and revoked at any time. If Landlord consents to any such Hazardous Material or Hazardous Materials, Tenant's shall conduct them at Tenant's expense and in strict compliance with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. Landlord shall not be liable to Tenant for any loss, cost, expense, claims, damage or liability arising out of any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees, customers or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord harmless from and against any and all loss, costs, expenses, claims, damages or liabilities arising out of all Hazardous Materials Activities on the Property by Tenant, whether or not consented to by Landlord, which obligation shall survive the termination of this Lease. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Hazardous Materials Transportation Act, as amended; the Federal Resource Conservation and Recovery Act, as amended ("RCRA"); those substances defined as "hazardous wastes" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as "hazardous materials" or "oil" in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publication promulgated pursuant to any of said laws (collectively, "Regulations").


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If Landlord consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Property, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant's activities violate or are alleged by any public authority to violate any Regulations or cause a spill, discharge, release or exposure to any persons or property, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials or of any condition constituting an "imminent hazard" under any Regulations. Landlord, Landlord's representatives and employees may enter the Premises at any time during the Term to inspect Tenant's compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Regulations to any governmental agency with jurisdiction.

7.   COVENANTS OF LANDLORD

     7.1 Covenant of Quiet Enjoyment: Landlord agrees that Tenant, in paying the Fixed and Additional Rent and performing Tenant's obligations under this lease, shall peacefully and quietly have, hold and enjoy the Premises through the Term or until this lease is terminated as hereinafter provided. Landlord, may, however, enter the Premises for the purpose of making such repairs or renovations as Landlord may desire to make, or as may be necessary for the maintenance of the building, or as may be required of Landlord under the terms of this lease, provided that such entry shall not unreasonably interfere with the conduct of Tenant's business.

     7.2 [Intentionally omitted]

     7.3 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this lease, or for repairing the Premises or any portion of the Building, however, the necessity may occur. In case Landlord is prevented or delayed from making repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to tenant therefor, nor, except as expressly otherwise provided in case of fire or taking, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid


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unnecessary inconvenience to Tenant by reason thereof.

8.   CASUALTY OR TAKING

     8.1 In case during the Term all or any substantial part of the Premises or the Building or the Lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within forty-five (45) days after the election to terminate arises, specifying the effective date of termination. The effective date of termination specified by Landlord shall be not less than fifteen (15) nor more than thirty (30) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this lease shall remain in full force and effect following any such damage or taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this lease is not so terminated, Landlord shall use reasonable efforts (following the expiration of the forty-five (45) day period in which Landlord may terminate this lease) to put the Premises, or in case of taking what may remain thereof into proper condition for use and occupation (excluding in case of both casualty and taking any items installed or paid for by Tenant which Tenant may be required to remove pursuant to this lease). Landlord shall not be required to expend sums in excess of the net proceeds received on account of such casualty or taking. A just proportion of the Fixed Rent and Additional Rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition. In case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and Additional Rent shall be abated for the remainder of the Term.

     8.2 Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them, accruing by reason eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof.

     8.3 In the event of any taking of the Premises or any part thereof for temporary use, (i) this lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that is such taking shall remain in force at the expiration or earlier termination of this lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations with respect to surrender of the Premises and upon such payment shall be excused from such obligations.


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     8.4 Notwithstanding any provisions to the contrary contained in this
Section or elsewhere in this lease, (a) in the event that any of its property otherwise removable hereunder is taken, Tenant may, seek compensation therefor from the taking authority and (b) in the event that a portion of the Premises is taken and the remainder thereof, in the reasonable judgment of Tenant, is not suitable for the conduct of Tenant's business operations, Tenant may terminate this lease by notice given to Landlord within fifteen (15) days following such partial taking. Any termination by either party pursuant to this Section 8 shall be without prejudice to any rights accruing prior thereto.

9.   DEFAULTS OF TENANT

     9.1 Events of Default: This lease is upon the further condition that if (a) Tenant shall default in the due and punctual payment of rent or any other sum payable hereunder and such default shall continue for five (5) days after written notice from Landlord; or (b) Tenant shall neglect or fail to perform or observe any of Tenant's other covenants herein, and such neglect or failure shall continue for a period of thirty (30) days after written notice to Tenant (or Tenant shall not within said period have commenced to cure such neglect or failure and shall not thereafter prosecute such curing to completion with due diligence); or (c) the leasehold hereby created shall be taken on execution, or by other process of law, or (d) Tenant shall commence a voluntary case under the federal bankruptcy laws or shall admit in writing its insolvency or its inability to pay its debts as they become due, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property or shall generally not pay its debts as they become due; or (e) Tenant shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it and shall be consented to by it or shall remain undismissed for forty-five (45) days; or (f) a trustee, receiver, custodian or similar official or agent shall be appointed to take charge of all or any party of Tenant's property then, and in any of said cases, Landlord lawfully may, immediately or at any time thereafter while such condition continues and without demand and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, give notice to Tenant terminating the lease. Upon such notice, this lease shall terminate. Landlord may thereafter enter upon the Premises or any part thereof and expel Tenant and those claiming through or under it and remove its and their effects, forcibly if necessary, without being deemed guilty of any manner of trespass.


     Tenant covenants that, in case of such termination, Tenant will pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in


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this lease to pay and to perform in the same manner and to the same extent and at the same time as if this lease had not been terminated. In calculating the amounts to be paid by Tenant under the last covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this paragraph provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. It is agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and not action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord agrees to use reasonable efforts to relet Premises.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this section, Landlord may by written notice to Tenant, at any time after this lease is terminated under any of the provisions contained in this section or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued under this lease in the twelve (12) months ended next prior to such termination plus the amount of Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section up to the time of payment of such liquidated damages.

     Nothing herein contained shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

     For the purpose of this Section 9, the term "Tenant" shall also include any assignee, sublessee, transferee, and guarantor of Tenant under this Lease.

     9.2 Landlord's Right to Cure Tenant's Default: If Tenant shall default in the performance or observance of any agreement, condition or other provision in this lease contained on its part to be performed or observed, and shall not cure such default within thirty (30) days after notice in writing from Landlord specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Landlord may, at its option, without waiving any claims for breach of agreement, at any time thereafter cure such default for the account of Tenant and Tenant shall, on


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the next installment of rent due, reimburse Landlord for any amount paid, including reasonable attorney's fees, and any expense or contractual liability so incurred. However, if it is necessary to protect the Property or Landlord's interest therein or to prevent injury or damage to persons or property that certain action be taken within thirty (30) days, the notice shall so specify, and Landlord shall have the right to cure such default on behalf of Tenant if no action is initiated by Tenant prior to the time specified in the notice.

10.  DEFAULT OF LANDLORD, MORTGAGE HOLDER'S RIGHTS

     10.1 Default of Landlord: Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until landlord shall have failed to perform such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. If it is necessary to prevent injury or damage to persons or property by action within thirty (30) days, the notice shall so specify, and Tenant shall have the right to cure such default on behalf of Landlord if no action is initiated by Landlord prior to the time specified in the notice. Tenant shall be entitled to recover from Landlord its reasonable costs of curing Landlord's default, including reasonable attorney's fees, if any, but shall not be entitled to any set-off, deduction or other right to withhold rent.

     10.2 Mortgage Holder's Rights: After receiving written notice from a bank, trust company or insurance company that it holds a mortgage which includes the Premises as part of the mortgaged premises, Tenant shall, so long as such mortgage is outstanding, be required to give such holder the same notice and opportunity to correct any default on the part of Landlord as is required to be given to Landlord in the immediately preceding paragraph, but such notice may be given by Tenant to Landlord and such holder concurrently.

     10.3 Status of Lease: Tenant shall, on ten (10) days request by Landlord or any mortgagee, execute, acknowledge and deliver to Landlord, the mortgagee or a prospective purchaser, a statement in writing certifying that this lease is unmodified, or, if modified, terms of the modification and that as so modified, this lease is in full force and effect; that Landlord and Tenant have fully complied with the terms and provisions thereof, and if there is a claim of non-compliance is claimed; that Tenant has not defenses, offsets or counterclaims against Tenant's obligations under the lease, and if there are, setting out the details thereof; and certifying the date to which rent and other charges have been paid. This certification shall be in such form as may reasonably be requested by Landlord or a mortgagee.

     10.4 Lease Subordination: This lease shall be subject and subordinate to any mortgage now or hereafter on the Lot or Building or the Property, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This provision shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the


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interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. Any mortgagee may subordinate its mortgage to this lease, without Tenant's consent, by notice in writing to Tenant. Thereupon this lease shall be deemed to be prior in lien to such mortgage or deed of trust without regard to their respective dates of execution and delivery but to have been assigned by Landlord to such mortgagee.

11. MISCELLANEOUS PROVISIONS

     11.1 Recording of Lease: Tenant agrees not to record this lease or any notice thereof. Upon request of either party, however, both parties shall execute and deliver as notice hereof an instrument in form appropriate for recording acknowledging the date the Term begins, and if this lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

     11.2 Implied Acts: No consent or waiver, express or implied, by Landlord or tenant to or of any breach of any agreement or duty to the other shall be construed as a consent or waiver of any other breach of the same or any other agreement or duty.

     11.3 Approval: Whenever any approval or consent by Landlord or Tenant is expressly required by this lease, the approval or consent shall not be unreasonably withheld or delayed. Whenever any approval, consent or request is given pursuant to this lease, it shall be in writing.

     11.4 Payment and Notice: Communications, notices and payments, unless otherwise specified by fifteen (15) days' prior notice, shall be addressed to the party's address stated in Section 1 above. Any communication so addressed shall be deemed duly served, if in writing and mailed by registered or certified mail, return receipt requested. If Landlord by notice to Tenant at any time designates an agent to receive payments or notices, any payment or notice thereafter by Tenant shall be paid or given to the agent designated until notice is received by Tenant from Landlord of termination of the agency.

     11.5 Binding Effect: The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord or any of its affiliates shall be personally liable under this lease and Tenant shall look solely to Landlord's interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord and its affiliates shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further than the foregoing provisions of this


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sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

     11.6 Arbitration: At the election of Landlord, any controversy or claim arising out of or relation to this agreement or the breach thereof, shall be determined by arbitration in accordance with the Rules of the American Arbitration Association then applicable, in the City of Boston by a single arbitrator. The decision of the arbitrator shall be binding upon the parties hereto and judgment upon any award made by the arbitrator may be entered in any court having jurisdiction thereof.

     11.7 Security Deposit: Landlord acknowledges receipt from Tenant of Fifteen Thousand Dollars ($15,000) (the "Security Deposit") to be held by Landlord, as security, without interest, for and during the Term. The Security Deposit shall be returned to Tenant at the termination of this lease, provided there has been no breach of the undertakings of Tenant. In no instance shall the amount of the Security Deposit be considered a measure of liquidated damages. All or any part of the Security Deposit may be applied by Landlord at its discretion in total or partial satisfaction of any default by Tenant but such application shall not deprive Landlord of any other rights or remedies Landlord may have. Upon any conveyance by Landlord of its interest under this lease, the Security Deposit may be turned over by Landlord to Landlord's grantee or transferee. Upon any such delivery of the deposit, Tenant hereby releases Landlord of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. This provision shall also apply so subsequent grantees and transferees.

     11.8 Late Payments: Any Rent due under this Lease that is not paid to Landlord within five (5) days after receipt of notice from Landlord shall bear interest at the rate of fifteen percent (15%) per annum from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after receipt of notice from Landlord, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in the amount of five percent (5%) of the delinquent installment of Rent. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising of its other rights and remedies. All amounts payable under this Section 11.8 shall be deemed to be Additional Rent.

     11.9 Assignment, Subletting, Etc.: Tenant shall not assign, sublet, underlet, mortgage, pledge, or encumber this Lease or the Premises in whole or in part (collectively referred to as


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"Transfer") without first obtaining on each occasion the consent in writing of
Landlord, which consent may be granted or withheld in the sole discretion of the Landlord. Tenant shall reimburse Landlord promptly for reasonable expenses, including legal expenses, incurred by Landlord in connection with any request for Landlord's consent. No such Transfer shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any Transfer on a particular instance shall be deemed to be a waiver of the obligations to obtain Landlord's approval in the case of any other assignment or subletting. As used herein, the term "assign" or "assignment" shall be deemed to include, without limitation any transfer of the Tenant's interest in the Lease by operation of law, the merger or consolidation of the Tenant with or into any other firm or corporation unless the Tenant is the surviving entity; but shall not include any transfer of the Tenant's interest in the Lease to a parent company or a wholly owned subsidiary so long as Tenant remains obligated on the Lease.

     11.10 Holding Over: Any holding over by the Tenant after the expiration of the term of this lease without the written consent of the Landlord shall be treated as a tenancy at sufferance at 150% of the Rent specified in Sections 1.1 and 2.3 herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, so far as applicable.

     11.11 Right of First Refusal to Purchase Property. During the term of this Lease and any renewal or extension thereof, and provided that Tenant is not in default or breach of any of the terms of this Lease, Tenant shall have a right of first refusal to purchase the Property as hereinafter provided. If Landlord receives a bona fide offer to purchase the Property, and Landlord intends to accept such offer, then Landlord shall notify Tenant of its intention to sell the Property on such terms and conditions and shall offer the Property for sale to Tenant upon the same terms and conditions. Tenant shall have ten (10) days after receipt of such offer to deliver to Landlord a written acceptance and purchase agreement reasonably acceptable to Landlord. If Tenant fails to accept such offer and deliver such purchase agreement or if Tenant (for any reason other than refusal of Landlord to perform its obligations under the purchase offer or agreement) fails to purchase the Property within forty-five (45) days after receipt of such offer, then this right of first refusal shall terminate and Landlord shall thereafter be free to sell the Property to any person.

     11.12 Governing Law: This agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts.


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     11.12 Entire Agreement: This lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

     WITNESS the execution hereof under seal as of the 1st day of August, 1997.

LANDLORD:                                       TENANT:

CLOCKTOWER ENTERPRISES, INC.                    QUAKER FABRIC CORPORATION OF
                                                FALL RIVER

By: Devens H. Hamlen                            By: Cynthia L. Gordon
    -------------------------                       --------------------------
    Devens H. Hamlen, Chairman                      Vice President


                                                By: James A. Dulude
                                                    --------------------------
                                                    Vice President

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